SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                                (Amendment No. )

Filed by the Registrant  [X]
Filed by a Party other than the Registrant [  ]

Check the appropriate box:

[X] Preliminary Proxy Statement
[ ] Confidential,  for  Use  of the  Commission  Only  (as  permitted  by  Rule
    14a-6(e)(2))
[ ] Definitive Proxy Statement
[ ] Definitive  Additional Materials
[ ] Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                             MEDTOX SCIENTIFIC, Inc.
                (Name of Registrant as Specified In Its Charter)

                    (Name of Person(s) Filing Proxy Statement
                          if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]     $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(2).
[ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
[  ]    Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
        1)       Title of each class of securities to which transaction applies:
        2)       Aggregate number of securities to which transaction applies:
        3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11;1
        4)       Proposed maximum aggregate value of transaction:
                  1        Set forth  the  amount on which the  filing  fee is
                  calculated  and state how it was determined.
[   ]    Fee Paid Previously with preliminary materials.
[   ]    Check box if any part of the fee is offset as  provided  by  Exchange
         Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
         1)       Amount Previously Paid:
         2)       Form, Schedule or Registration Statement No:
         3)       Filing Party:
         4)       Date Filed:

                             MEDTOX SCIENTIFIC, INC.
                             402 West County Road D
                            St. Paul, Minnesota 55112


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                        To Be Held on September 11, 1998


         NOTICE IS HEREBY GIVEN that the Annual Meeting of the stockholders ("Annual Meeting") of MEDTOX SCIENTIFIC, INC., a Delaware corporation (the "Company"), will be held at the Regal Minneapolis Hotel, located at 1313 Nicollet Mall, Minneapolis, Minnesota on Friday, September 11, 1998 at 2:00 p.m.
(CST) for the following purposes:

     1. To elect five directors to serve on the Board of Directors of the Company (the "Board of Directors") for the ensuing year; and

     2. To consider and act upon a proposal to ratify and approve an amendment to Article FOURTH of the Company's Certificate of Incorporation to increase its number of authorized common stock from 60,000,000 shares to 75,000,000 shares; and

     3. To consider and act upon any other matters which may properly come before the meeting or any adjournment thereof.

In accordance with the provisions of the Bylaws of the Company, the Board of Directors has fixed the close of business on August 1, 1998 as the record date for the determination of the holders of the shares of Common Stock entitled to notice of, and to vote at, the Annual Meeting.

         Your attention is directed to the accompanying Proxy Statement.

         Stockholders are requested to date, sign and mail the enclosed Proxy as promptly as possible, whether or not they expect to attend the meeting in person.

                       By Order of the Board of Directors,



                       Harry G. McCoy
                       Chairman of the Board and President



St. Paul, Minnesota
August ___, 1998

                             MEDTOX SCIENTIFIC INC.
                             402 West County Road D
                            St. Paul, Minnesota 55112

                           PRELIMINARY PROXY STATEMENT


                         ANNUAL MEETING OF STOCKHOLDERS
                               September 11, 1998


                                     PROXIES

         The enclosed proxy (the "Proxy") is solicited by and on behalf of the Board of Directors of MEDTOX SCIENTIFIC, INC., a Delaware corporation (the "Company"), for use at the Company's 1997 annual meeting of stockholders (the "Annual Meeting") and at any and all adjournments thereof. Any stockholder has the power to revoke his or her Proxy at any time before it is voted. A Proxy may be revoked (1) by delivery of written notice of revocation to the Secretary of the Company at its principal office, 402 West County Road D, St. Paul, Minnesota 55112, (2) by the execution of a subsequent Proxy and presentment of such subsequent Proxy at the Annual Meeting or (3) by attendance at the Annual Meeting and voting in person. This solicitation is being made by use of the mails and the cost thereof will be borne by the Company. Shares represented by valid Proxies will be voted in accordance with the instructions indicated thereon. Unless otherwise directed, votes will be cast FOR the election of the directors named and FOR Proposal 2 concerning the Amendment to the Company's Certificate of Incorporation increasing the number of authorized shares.

         The costs of solicitation of proxies will be borne by the Company. In addition to use of mails, proxies may be solicited personally, or by telephone by one or more of the regular personnel of the Company without additional compensation. The Company expects to pay an independent proxy solicitor approximately $15,000 as compensation for the solicitation of proxies. In addition, the Company may reimburse brokers and other custodians, nominees and fiduciaries for their expenses for sending proxy material to beneficial owners, in accordance with Securities and Exchange Commission regulations.

         The Company anticipates mailing proxy materials and the annual report for its fiscal year ended December 31, 1997 (the "Annual Report") to stockholders of record as of August 1, 1998 (the "Stockholders") on or about August 10, 1998.

                            OUTSTANDING VOTING STOCK

         Only holders of record of the Company's Common Stock, par value $.15 per share (the "Common Stock"), at the close of business on August 1, 1998 are entitled to vote on matters to be presented at the Annual Meeting. Each share of Common Stock is entitled to one vote with respect to all such matters. The number of shares of Common Stock outstanding and entitled to vote at the close of business on August 1, 1998 was 57,956,527.

                          VOTE AND QUORUM REQUIREMENTS

         The presence in person or by Proxy of Stockholders of a majority of the outstanding shares of Common Stock is required for there to exist the quorum needed to transact business at the Annual Meeting. If, initially, a quorum should not be present, the Annual Meeting may be adjourned from time to time until a quorum is obtained.

         A plurality of the votes cast is required to elect the Directors. The affirmative vote of a majority of the outstanding shares of common stock is required for approval of the proposed amendment to the Certificate of
Incorporation of the Company. In the election of Directors, any action that other than a vote for a nominee will have the practical effect of voting against the nominee. Abstentions and "broker non-votes" (as defined below) are counted for purposes of determining whether a quorum is present, but do not represent votes cast with respect to any proposal. "Broker non-votes" are shares held by a broker or nominee for which an executed proxy is received by the Company, but are not voted as to one or more proposals because instructions have not been received from the beneficial owners or persons entitled to vote and the broker or nominee does not have discretionary voting power.

         An independent party will receive and tabulate all proxies and ballots, and such independent party and certain other team members of the Company will act as voting inspectors at the Annual Meeting.

                        COMMON STOCK OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth information available to the Company as of July 15, 1998 regarding the beneficial ownership of the Common Stock by (i) each person known by the Company to beneficially own more than Five Percent (5%) of the outstanding Common Stock, (ii) each of the Directors and nominees for Director of the Company, (iii) the Chief Executive Officer and all executive officers whose compensation was $100,000 or greater during 1997, and (iv) all executive officers, Directors and nominees for Directors of the Company as a group:



                                                                       Number of Shares            Percent of Common
    Name                                                             Beneficially Owned            Stock Outstanding

    Executive Officers and Directors:
    Harry G. McCoy, Pharm. D.
      Chairman and President                                              3,721,301 (1)                       6.36 %
    Richard J. Braun
      Chief Executive Officer and Director                                  614,334 (2)                       1.05 %
    Samuel C. Powell, Ph.D., Director                                     1,121,090 (3)                       1.93 %
    Louis Perlman, Director(4)                                            1,081,111 (5)                       1.86 %
    James W. Hansen, Director                                                83,333 (6)                            *
    Miles E. Efron, Director                                                 77,777 (7)                            *
    Peter J. Heath
      Vice President-Finance, CFO and
      Secretary (8)                                                         248,575 (9)                            *
    Michael A. Terretti (10)
      Vice President of Sales and Marketing                                 284,720(11)                            *
    All Directors and Executive Officers
    As a Group (8 in number)                                              7,232,241(12)                      12.12 %


*        Less than one percent (1%)

(1) Includes 554,334 shares of Common Stock issuable under options which are or which will become exercisable within the next 60 days.

(2) Includes 554,334 shares of Common Stock issuable under options which are or which will become exercisable within the next 60 days.

(3) Includes 69,445 shares of Common Stock issuable under options and 32,679 shares of Common Stock issuable under Common Stock Purchase Warrants which are or will become exercisable within the next 60 days.

(4)      Mr. Perlman is not standing for election to the Board of Directors.

(5) Includes 51,111 shares of Common Stock issuable under options which are or which will become exercisable within the next 60 days.

(6) Includes 33,333 shares of Common Stock issuable under options which are or which will become exercisable within the next 60 days.

(7) Includes 27,777 shares of Common Stock issuable under options which are or which will become exercisable within the next 60 days.

(8) Mr. Heath resigned as Vice President Finance, Chief Financial Officer and Secretary effective July 31, 1998.

(9) Includes 232,384 shares of Common Stock issuable under options which are or will become exercisable within the next 60 days.

(10) Mr. Terretti resigned as Vice President of Sales and Marketing on April 30, 1997.

(11) Includes 154,794 shares of Common Stock issuable under options which are or will become exercisable within the next 60 days.

(12) Includes 1,710,191 shares of Common Stock issuable under options or warrants which are or will become exercisable within the next 60 days.

                              ELECTION OF DIRECTORS

         The Certificate of Incorporation provides that the Board of Directors shall consist of not less than three nor more than twelve individuals, with the exact number to be fixed from time to time by the majority vote of the Board of Directors. The Board of Directors has fixed the number of Directors at five individuals.

     The Board of Directors intends to present for action at the Annual Meeting the election of Harry G. McCoy, Pharm.D., Samuel C. Powell, Ph.D., Richard J. Braun, James W. Hansen and Miles E. Efron to serve for the ensuing year and until their respective successors are duly elected and qualified. Unless otherwise instructed, the enclosed Proxy will be voted FOR the election of the nominees listed below, except that the persons designated as proxies reserve full discretion to cast their votes for another person recommended by the Board of Directors in the unanticipated event that any nominee is unable or declines to serve.

         Directors will be elected by the plurality vote of the holders of Common Stock entitled to vote at the Annual Meeting and present in person or by Proxy.

         The following table sets forth the name, age and the position with the Company of the nominees for Directors:

                                    Director
Name of Nominee            Age      Since            Position with the Company

Harry G. McCoy             46       1996              Chairman of the Board of Directors,
                                                      President and Director
Samuel C. Powell, Ph.D.    45       1986              Director
Richard J. Braun           53       1996              Chief Executive Officer and Director
James W. Hansen            42       1996              Director
Miles E. Efron             71       1997              Director


     Harry G. McCoy, Pharm.D., was elected Chairman of the Board of Directors and President in July 1996 and has served as a Director since January, 1996. Dr. McCoy founded MEDTOX in 1984, and served as both Clinical Director and member of the MEDTOX Board of Directors until its acquisition by the Company in January, 1996. Dr. McCoy continued as President of MEDTOX following its acquisition by the Company. Dr. McCoy also has academic appointments with the University of Minnesota and the University of North Dakota, and is Chairman and CEO of the Nova Jazz Corporation, a Minnesota non-profit company.

         Richard J. Braun was named as a Director and elected as Chief Executive Officer in July, 1996. From 1994 until joining the Company, Mr. Braun acted as a private investor and provided management consulting services to the health care and technology industries. From 1992 until 1994, Mr. Braun served as Chief Operating Officer and as a Director of EBP, Inc., a NYSE company engaged in managed care. From 1989 through 1991, Mr. Braun served as Executive Vice President, Chief Operating Officer and Director of Reich and Tang L.P., a NYSE investment advisory and broker dealer firm. Mr. Braun currently is a Director of Enstar, Inc., a public company with investments in health care, and computer connectivity, and networking.

         Samuel C. Powell, Ph.D., served as Chairman of the Board of Directors from November 1987 to June 1994 and has served as a Director of the Company since September, 1986. Dr. Powell served as Chairman of the Board and Chief Executive Officer of Granite Technological Enterprises, from January, 1984 until its acquisition by the Company in June 1986. Since 1987, he has been President of Powell Enterprises, Burlington, North Carolina, offering financial and management services to a variety of businesses and real estate ventures. Additionally, Dr. Powell has been involved in local politics since 1985 as Councilman for the City of Burlington, N.C. Dr. Powell has also been appointed to serve on the North Carolina Board of Science and Technology from 1989 to 1995, and as a Board Member and Chairman of the N.C. State Alcoholism Research Authority.

         James W. Hansen was named as a Director in September, 1996. Mr. Hansen has, since November, 1996, been Chairman, CEO and Treasurer of Videolabs, Inc., a NASDAQ traded, technology company and is CEO of Prevention First, a development stage medical services provider. From 1986 to 1992, Mr. Hansen was Senior Vice President and General Manager of the Pension Division of Washington Square Capital, a Reliastar company which is a NYSE traded financial services company. Since 1992, Mr. Hansen has served as an Investor, Director, President or Vice President of several private companies in medical services and technology. He also serves as a Director of UBIQ, Inc., Videolabs, Inc. and Prevention First and has taught in the MBA program at the University of St. Thomas since 1984.

    Miles E. Efron was named as a Director in January, 1997. From 1988 to 1993, Mr. Efron served as Chief Executive Officer of North Star Universal, a holding company with interests in health care, food products and computer connectivity and networking. Since 1993, Mr. Efron has served as Chairman of North Star Universal. Mr. Efron currently serves on the Board of Directors of several companies, none of which are related to the Company.

Compliance With Section 16(a) Of The Securities Act of 1934

         Section 16(a) of the Securities Exchange Act of 1934, as amended, requires that the Company's directors and executive officers, and persons who own more than ten percent (10%) of a registered class of the Company's equity securities, file with the Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten percent beneficial owners are required by Commission regulations to furnish the Company with copies of all reports they file under Section 16(a).

         To the Company's knowledge, based solely on its review of the copies of such reports furnished to the Company and written representations that no other reports were required, all Section 16(a) filing requirements applicable to its officers, directors and greater than 10% beneficial owners were complied with during the fiscal year ended December 31, 1997.

         During the fiscal year ended December 31, 1997, the Board of Directors held eight meetings (including regularly scheduled, telephonic and special meetings). During that time, all members of the Board attended at least Seventy-Five Percent (75%) of the meetings held subsequent to their appointment.

         The Company has a stock option committee (the "Stock Option Committee") which, by the terms of the Company's Stock Option Plans, is to consist of not less than two members of the Board of Directors appointed by the Board of Directors. The Stock Option Committee is comprised of James W. Hansen, Miles E. Efron, and Samuel C. Powell. The Stock Option Committee determines the terms of options granted, including, but not limited to, the exercise price, the number of shares subject to the option and the terms and conditions of the option. During the fiscal year ended December 31, 1997, the Stock Option Committee met one time and all members of the committee attended at least Seventy-Five Percent (75%) of the meetings held subsequent to their appointment.

     The Company has an Audit Committee which is comprised of James W. Hansen, Miles E. Efron and Louis Perlman. During the fiscal year ended December 31, 1997, the Audit Committee held one meeting.

     The Company has a Compensation Committee which is comprised of James W. Hansen, Miles E. Efron, and Samuel C. Powell. The Compensation Committee's purpose is to determine the compensation of the Executive Officers of the Corporation. During the fiscal year ended December 31, 1997, the Compensation Committee held one meeting.

         The Company does not have a Nominating Committee.

         The Board of Directors recommends that Stockholders vote FOR the election of the nominees to the Board of Directors.

                             EXECUTIVE COMPENSATION

         The following table and the narrative text discuss the compensation paid during 1997 and the two prior fiscal years to the Company's President and Chief Executive Officer and to the other executive officers whose annual salary and bonuses exceeded $100,000 during 1997.

                                           Summary Compensation Table
                                                                    Long Term Compensation
                                            --------------------------------------------------
                            Annual Compensation                           Awards              Payouts

                                                        Other
                                                        Annual      Restricted Options/    LTIP     All Other
  Name and Principal                                    Compen-     Stock       SAR's    Payouts    Compen
       Position         Year     Salary       Bonus     sation(1)   Awards(2)   (#)        (2)      sation


Harry G. McCoy          1997      $199,489      --          --         --         --        --          --
Chairman of the Board   1996      $166,648      --          --         --         --        --          --
and President (3)       1995         --         --          --         --         --        --          --

Richard J. Braun        1997      $193,479      --          --         --         --        --
Chief Executive         1996      $ 72,696      --          --         --         --        --       $3,195(5)
Officer(4)              1995         --         --          --         --         --        --          --
                                                                                                        --

Peter J. Heath          1997      $119,235      --          --         --         --        --       $3,000
Vice President of       1996      $113,677   $30,000        --         --       75,000      --       $1,400
Finance                 1995      $101,541      --          --         --       17,660      --          --
and Chief Financial
Officer

Michael A. Terretti     1997      $ 44,013      --          --         --      154,794      --      $94,667
Vice President of       1996      $144,354   $25,000        --         --       50,000      --       $4,200
Sales and Marketing(6)  1995      $132,952      --          --         --        3,910      --         --


(1) Other Annual Compensation for executive officers is not reported as it is less than the required reporting threshold of the Securities and Exchange Commission.

(2)      Not applicable.  No compensation of this type received.

(3)      Dr. McCoy was appointed Chairman of the Board and President on July 3,
         1996.

(4)      Mr. Braun was appointed Chief Executive Officer on July 25, 1996.

(5) Includes $3,195 of premiums paid for by the Company for a disability insurance policy on Mr. Braun.

(6) Mr. Terretti resigned as a Vice President of Sales and Marketing on April 30, 1997. As part of Mr. Terretti's separation agreement, he is to receive $142,000 payable over twelve months. During 1997, Mr. Terretti received $94,667 pursuant to the separation agreement.

Stock Options Granted During Fiscal Year

         The following table sets forth information about the stock options granted to the named executive officers of the Company during 1997.


                                    Option Grants In Last Fiscal Year
                                                                                Potential Realized
                                                                                Value at Assumed
                                                                                Annual Rates of
                                                                                Stock Price
                                                                                Appreciation for
                    Individual Grants                                           Option Term
                           % of Total
                           Options
                 Number    Granted to
                     of    Employees        Exercise
                 Options   in Fiscal        Price             Expiration       5% ($)           10% ($)
Name             Granted(3)Year(1)          ($/Sh)            Date             (2)              (2)

Michael A.
Terretti          154,794   100%            .4375             04/30/07          42,588         107,931


(1) In connection with Mr. Terretti's resignation as Vice President of Sales and Marketing, Mr. Terretti received options to purchase 154,794 shares of common stock. 54,794 of the options are exercisable at 12/31/97. The remaining 100,000 options are not exercisable until April 30, 1999 subject to certain terms and conditions of Mr. Terretti's separation agreement. No other stock options to employees were granted during the year ended December 31, 1997. 230,000 options to acquire common stock were granted to the non-employee directors of the Company during 1997. No stock appreciation rights were granted to the named executive officers during 1997.

(2) The potential realizable value of the options reported above was calculated by assuming 5% and 10% annual rates of appreciation of the Common Stock of the Company from the date of grant of the options until the expiration of the options. These assumed annual rates of appreciation were used in compliance with the rules of the Securities and Exchange Commission and are not intended to forecast future price appreciation of the Common Stock of the Company. The Company chose not to report the present value of the options, which is an alternative under Securities and Exchange Commission rules, because the Company does not believe any formula will determine with reasonable accuracy a present value based on unknown or volatile factors. The actual value realized from the options could be substantially higher or lower than the values reported above, depending upon the future appreciation or depreciation of the Common Stock during the option period and the timing of exercise of the options.

Stock Options Exercised During Fiscal Year and Year-End Values of Unexercised Options

         The following table sets forth information about the stock options held by the named executive officers of the Company at December 31, 1997.


                  Number of
                  Shares                             Number of Unexercised      Value of Unexercised In-the
                  Acquired          Value            Options at FY-End          Money Options at FY-End
Name              on Exercise       Realized         Exercisable/Unexercisable  Exercisable/Unexercisable (1)

Harry G. McCoy         -              -                   -   /   -                    $0/$0
Richard J. Braun       -              -                   -   /   -                    $0/$0
Peter J. Heath         -              -                155,581/4,144                   $0/$0
Michael A Terretti     -              -                 54,794/100,000                 $0/$0

----------------------------

     (1) The closing price of the Common Stock of the Company at December 31, 1997 was $.3125 per share.

Long-Term Incentive Plans and Pension Plans

         The Company does not contribute to any Long-Term Incentive Plan or Pension Plan for its executive officers as those terms are defined in the rules of the Securities and Exchange Commission. The Company relies on its stock option plans to provide long-term incentives for executive officers. The Company has three stock option plans, a 1983 Stock Option Plan for employees which expired on June 23, 1993, the Equity Compensation Plan which was adopted by the shareholders of the annual meeting in 1993 to replace the 1983 Incentive Stock Option Plan, and a 1991 Non-Employee Director's Plan for members of the Board of Directors who are not employees of the Company.

Compensation of Directors

         All directors who are not employees of the Company receive $500 per month for their service as a director. All directors are also reimbursed for expenses incurred in attending board of directors' meetings and participating in other activities. In addition, each non-employee director receives incentive stock options to purchase 15,000 shares of common stock at each annual anniversary date of their election to the board of directors. In 1997, each non-employee director also received incentive stock options to purchase 50,000 shares of common stock.

Employment Contracts

         Harry G. McCoy, Chairman of the Board of Directors and President of the Company, has an employment agreement with the Company covering the period ending December 31, 1999, which by its term is extended thereafter in one-year increments unless Dr. McCoy provides written notice of termination to the Company at least sixty (60) days prior to the date of termination. The agreement may also be terminated by mutual consent or due to death or for "cause," or as described below. The employment agreement provides for an annual salary of at least $199,650 and certain fringe benefits. If Dr. McCoy's employment is terminated by the Company other than for cause, or if Dr. McCoy chooses to terminate the agreement voluntarily, following (i) a change in control; (ii) any relocation to which Dr. McCoy has not agreed to of greater than fifty (50) miles; or (iii) any material reduction in the level of Dr. McCoy's responsibility, position, authorities or duties; or (iv) the Company breaches any of its obligations under the Agreement, Dr. McCoy will be entitled to a Severance Award. The Severance Award consists of Dr. McCoy's base salary, health insurance and bonus plan payments for the greater of twelve (12) months or the then remaining term of employment under the Agreement.

         The employment agreement contains a Covenant Not to Compete whereby for a period of twelve (12) months after the termination of employment with the Company, Dr. McCoy agrees that he will not, directly or indirectly, either (a) have any interest in (b) enter the employment of, (c) act as agent, broker, or distributor for or advisor or consultant to, or (d) provide information useful in conducting the business of the Company to solicit customers or employees on behalf of the Company to any person, firm, corporation or business entity which is engaged, or which Dr. McCoy reasonably knows is undertaking to become engaged, in the United States in the business of the Company.

         Richard J. Braun, Chief Executive Officer, has the same employment agreement with the Company as Dr. McCoy.

Compensation Committee and Decision Making

         The compensation of executive officers of the Company for 1997 was determined by the Compensation Committee which is currently comprised of James
W. Hansen, Miles E. Efron, and Samuel C. Powell. Stock options are awarded under the Company's Equity Compensation Plan and Non-Employee Director Plan by the Compensation Committee. All non-employee directors were eligible to receive stock options under the Company's 1991 Non-Employee Director Plan, which is a formula plan in accordance with the requirements of Rule 16b-3 under the Securities Act of 1934, as amended.

Report of the Compensation Committee on Executive Compensation

In General

         The Committee has three primary goals for executive compensation at the Company.

   -  Retaining good performers,
   -  Rewarding   executives   appropriately   for  performance,   and
   -  Aligning executives' interests with those of stockholders.

         Currently, executive pay consists of three elements that are designed to meet those objectives:

   - Base salary is paid based primarily on job responsibilities and industry job comparison. The Committee believes that base salaries at approximately industry averages are essential to retaining good performers.
   - Stock options, which allow executives to benefit when the market price of the Company's stock increases.
   - Bonuses to be paid upon the attainment of certain financial objectives and individual circumstances when warranted.

Following is additional information regarding each of the above elements.

Base Salary

         Base salary increases for executive officers have been modest and consistent with job performance and increases in responsibility.

Bonus

         There were no bonuses paid to the executive officers during 1997.

Stock Options

         There were no stock options issued to the executive officers during 1997, with the exception of the 154,794 options that were granted to Mr. Terretti as part of his separation agreement.

Summary

         Currently, the Company's executive compensation program rewards the following elements of performance.

   - Individual performance is rewarded through continued employment with the Company.
   - Stock price performance is rewarded through increases in the value of stock options.
   - Financial performance of the Company is rewarded through payments of bonuses upon the attainment of certain financial goals.

         The Committee believes that the current program has been effective in rewarding executives appropriately for performance, retaining good performers, and aligning executives' interests with those of stockholders. While the Committee is satisfied with the current compensation system, it reserves the right to make changes to the program as are necessary to continue to meet its stated goals in future years.

         Benefits also are offered to officers that are not based on performance. Such benefits provide a safety net of protection in the event of illness, disability, death, retirement, etc. Such a safety net is provided to all full time employees of the Company.

Chief Executive Officer Pay

         Amounts earned during 1997 by the Chief Executive Officer, Richard J. Braun, are shown in the Summary Compensation Table. Achievements by the Company which were deemed material to the Chief Executive Officer's compensation include the attainment of profitability for 1997 for the first time in the Company's history. For the year ended December 31, 1997, the Compensation Committee used, in its deliberations on executive compensation, these criteria and other accomplishments.

   Submitted by the Compensation Committee of the Company's Board of Directors

                                 James W. Hansen
                                 Miles E. Efron
                                Samuel C. Powell

Performance Graph

         The graph shown below is a line presentation comparing the Company's cumulative five-year shareholder returns on an indexed basis with the S&P 500 Index and the S&P Health Care Index for the five-year period commencing on December 31, 1992 and ending on December 31, 1997. The total return assumes that dividends were reinvested quarterly and is based on a $100 investment on December 31, 1992.

                      Comparative Five-Year Total Returns*
                MEDTOX Scientific, Inc., S&P 500, S&P Health Care
                     (Performance results through 12/31/97)

(Comparative chart appears here. The plot points are below.)

            1992       1993        1994     1995       1996        1997
--------------------------------------------------------------------------------
TOX        $100.00    $33.53      $35.93   $27.54      $5.99       $2.99
S&P 500    $100.00   $110.08     $111.53  $153.45    $188.68     $251.62
S&P Hcare  $100.00    $91.61     $103.66  $163.46    $197.30     $283.46
--------------------------------------------------------------------------------

Assumes $100 invested at the close of trading on the last trading day preceding the first day of the fifth preceding fiscal year in MEDTOX common stock, S&P 500 Index, and S&P Health Care Index.

* Cumulative total return assumes reinvestment of dividends.
     Source: Frank Russell Company

Factual material is obtained from sources believed to be reliable, but the publisher is not responsible for any errors or omissions contained herein.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Lease Agreement with Dr. Samuel C. Powell

         In July 1986, the Company executed a lease agreement with Dr. Powell providing for a lease to the Company of approximately 16,743 square feet of space at 1238 Anthony Road, Burlington, North Carolina. Since 1986, the Company has expanded the space rented under the lease to approximately 33,000 square feet. Upon the expiration of the original lease, the Company entered into a new lease with Dr. Powell for the same space and at the same base rental rate for a term of one year ending on May 31, 1990. Effective June 1, 1990, the Company has been leasing the space on a month-to-month basis. The Company is currently leasing space at a rate of approximately $10,000 per month. The Company intends to negotiate a new lease with Dr. Powell in the near future. The Company holds certain rights of first refusal to lease additional space in the building if it becomes available (the building contains a total of 42,900 square feet). The total rent paid by the Company to Dr. Powell during the fiscal year ended December 31, 1997 was approximately $122,000. The Company believes the rent amount paid to Dr. Powell is consistent with market rates.

                    AMENDMENT TO CERTIFICATE OF INCORPORATION
             TO INCREASE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

         The Company's Certificate of Incorporation presently authorizes the issuance of a total of 60,000,000 shares of common stock, par value $.15 per share. Of such 60,000,000 presently authorized shares of common stock, 57,953,950 shares were issued and outstanding as of July 15, 1998. In addition, an aggregate of 5,444,188 shares has been reserved for issuance as of July 15, 1998, as summarized in the following table:

Shares of Common Stock Reserved For                 Number of Shares Reserved
Common Stock Warrants
  Series L                                                   320,000
  Series N                                                    32,679
  Series O                                                   586,667
Common Stock Options
  Incentive                                                3,861,905
  Non-Employee Director                                      235,000
  Non-Qualified                                              245,887
Qualified Employee Stock Purchase Plan                       162,050
                                                           5,444,188

         If the total of 5,444,188 shares were to be issued, the Company would not have enough shares authorized for issuance. Accordingly, the Board of Directors has approved an amendment to the Company's Certificate of Incorporation to increase the number of authorized shares of common stock from 60,000,000 to 75,000,000.

         The additional common stock, if so authorized, would allow the Company to satisfy all of the potential conversion and exercise rights of its contractual obligations, and can be issued at the discretion of the Board of Directors without any further action by the stockholders except as required by applicable law or regulation shares of stock. Shares of stock will be issued only upon determination by the Board of Directors that a proposed issuance is in the best interests of the Company.

         Accordingly, the Board of Directors has proposed that Article Fourth of the Company's Certificate of Incorporation be amended to increase its capital stock. As so amended, this provision of the Certificate of Incorporation would read as set forth on Appendix A hereto.

         The Board of Directors recommends a vote FOR the proposed amendment to the Certificate of Incorporation. An affirmative vote by holders of a majority of the outstanding shares of common stock entitled to vote at the annual meeting is required to approve the amendment.

                           RELATIONSHIPS WITH AUDITORS

         Effective May 27, 1998, the Company terminated Ernst & Young LLP as its independent accounting firm. The termination of Ernst & Young LLP was approved by the Audit Committee of the Board of Directors of the Company.

         Ernst & Young LLP's report on the financial statements of the Company for each of the last two fiscal years neither contained an adverse opinion or a disclaimer of opinion, nor was qualified or modified as to uncertainty, audit scope, or accounting principles.

         During the Company's two most recent fiscal years and the interim period through May 27, 1998, there were no disagreements or "reportable events" with Ernst & Young LLP as described in Items 304(a)(1)(iv) and (v) of Regulation S-K.

         Accordingly, Ernst & Young LLP has not advised the Company of (i) the absence of the internal controls necessary for the Company to develop reliable financial statements, (ii) any information which would cause Ernst & Young LLP to no longer rely on management's representations, or that Ernst & Young LLP was unwilling to be associated with the financial statements prepared by management,
(iii) any need to expand significantly the scope of its audit, or any information that if further investigated may (a) materially impact the fairness or reliability of either a previously issued audit report or the underlying financial statements or any financial statements for any fiscal period subsequent to the date of the most recent financial statements covered by an audit report or (b) cause it to be unwilling to rely on management's representations or be associated with the Company's financial statements, or
(iv) any information that has come to the attention of Ernst & Young LLP that it concluded materially impacts the fairness or reliability of either (a) a previously issued audit report or the underlying financial statements or (b) any financial statements issued or to be issued covering any fiscal period subsequent to the date of the most recent financial statements covered by an audit report.

         Effective June 3, 1998, the Company engaged Deloitte & Touche LLP as its independent accounting firm. Neither the Company or any of its subsidiaries has had any prior relationships with Deloitte & Touche LLP.

         It is expected that representatives of Deloitte & Touche LLP will be present at the Annual Meeting and available to respond to appropriate questions.

                          OTHER BUSINESS OF THE MEETING

         Management is not aware of any matters to come before the Annual Meeting other than those stated in the Proxy Statement. However, inasmuch as matters of which management is not now aware may come before the meeting or any adjournment thereof, the Proxies confer discretionary authority with respect to acting thereon, and the persons named in such properly executed Proxies intend to vote, act and consent in accordance with their best judgment with respect thereto. Upon receipt of such Proxies (in the form enclosed) in time for voting, the shares represented thereby will be voted as indicated thereon and in the Proxy Statement.

                  DATES FOR SUBMISSION OF STOCKHOLDER PROPOSALS

         Any proposal, relating to a proper subject, which a Stockholder may intend to present for action at the Company's Annual Meeting of Stockholders in 1999, and which such Stockholder may wish to have included in the Company's proxy materials for such meeting, in accordance with the provisions of Rule 14a-8 promulgated under the Exchange Act, must be received in proper form by the Company addressed to Mr. Richard J. Braun, Chief Executive Officer, and sent by registered mail, return receipt requested, and received at the Company's principal executive office at 402 West County Road D, St. Paul, Minnesota 55112, not later than May 9, 1999.

         Any proposal, relating to a proper subject, which a stockholder may wish to present for action at the Company's Annual Meeting of Stockholders in 1999, whether or not such Stockholder wishes to have such proposal included in the Company's proxy materials for such meeting, must, pursuant to the Company's By-laws, be the subject of a written notice delivered to the Company addressed to Mr. Richard J. Braun, Chief Executive Officer, and sent by registered mail, return receipt requested, and received at the Company's principal executive office at 402 West County Road D, St. Paul, Minnesota 55112, not later than July 13, 1999, nor earlier than June 13, 1999.

                                          By order of the Board of Directors,

                                          HARRY G. McCOY
                                          Chairman of the Board
                                          and President

St. Paul, Minnesota
August ___, 1998

COPIES OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1997 MAY BE OBTAINED WITHOUT CHARGE BY ANY STOCKHOLDER TO WHOM THE PROXY STATEMENT IS SENT, UPON WRITTEN REQUEST TO THE SECRETARY, MEDTOX SCIENTIFIC INC., 402 WEST COUNTY ROAD, ST. PAUL, MINNESOTA 55112.

                              AVAILABLE INFORMATION

         The Company is subject to the informational requirements of the Securities Exchange Act of 1934 (the "Exchange Act") and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy statements and other information filed by the Company can be inspected and copied at the public reference facilities maintained by the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and at its Regional Offices located at 75 Park Place, New York, New York 10007, and the John C. Kluczynski Federal Building, 230 South Dearborn Street, Chicago, Illinois 60604. Copies of such material can be obtained from the Public Reference Section of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 upon request and payment of the prescribed fees. The Commission maintains a web site that contains reports, proxy and information statements, and other information regarding issues that are filed electronically with the Commission. The address of the web site is HTTP://WWW.SEC.GOV.

         The Company's Common Stock is listed on the American Stock Exchange (the "AMEX"), and reports, proxy statements and other information filed by the Company can be inspected at such exchange.

                INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

         The following documents, each of which was previously filed by the Company with the Commission pursuant to Section 13 of the Exchange Act, are incorporated herein by reference:

   a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997.

   b)  The Company's Report on Form 8-K dated June 3, 1998.

         All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Proxy Statement and prior to the Annual Meeting of Shareholders to which this Proxy Statement relates shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such reports and documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Proxy Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein or in any accompanying Proxy Statement Supplement modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Proxy Statement.

         The Company will provide without charge to each person to whom a Proxy Statement is delivered upon written or oral request of each person, a copy of any documents incorporated herein by reference (other than exhibits to such documents unless such exhibits are specifically incorporated by reference into the documents that this Proxy Statement) incorporates. Requests for such copies should be directed to MEDTOX SCIENTIFIC, INC., Attention: Secretary, 402 West County Road, St. Paul, Minnesota 55112, (612) 636-7466.

                                                                     APPENDIX A

                             MEDTOX SCIENTIFIC, INC.
                              AMENDED AND RESTATED
                     SECTION OF CERTIFICATE OF INCORPORATION

         FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is SEVENTY-SIX MILLION (76,000,000) shares, SEVENTY-FIVE MILLION of which shall be of a class designated as Common Stock with a par value of FIFTEEN CENTS ($0.15) per share and ONE MILLION of which shall be of a class designated as Preferred Stock with a par value of ONE DOLLAR ($1.00) per share. All or any part of the authorized capital stock of the Corporation may be issued and sold, from time to time by the corporation, without further action by stockholders, for such consideration (but not less than the par value thereof) and to such persons and on such terms and conditions as may, from time to time, be fixed or determined by the Board of Directors. The voting powers, designations, preferences and relative, participating, optional or other special rights and the qualifications, limitations or restrictions thereof, of the classes of stock of the corporation which are fixed by this Certificate of Incorporation, and the authority vested in the Board of Directors to fix by resolution or resolution providing for the issue of Preferred Stock the voting powers, designations, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, of the shares of Preferred Stock which are not fixed by the Certificate of Incorporation, are as follows:

                  1. The Preferred Stock may be issued from time to time in one or more series, each such series to have such distinctive designation or title as may be fixed by the Board of Directors prior to the issuance of any shares thereof. Each such series may differ from every other series already outstanding as may be determined from time to time by the Board of Directors prior to the issuance of any shares thereof, in any or all of the following, but in other, respects:
                           (a) The rate of dividend which the Preferred Stock of
                  any such series shall be entitled to receive, whether the dividends of such series shall be cumulative or non-cumulative and, if such dividends shall be cumulative, the date from which they shall be cumulative.
                           (b) The right or obligation, if any, of the corporation to redeem shares of Preferred Stock of any series and the amount per share which the Preferred Stock of any such series shall be entitled to receive in case of the redemption thereof, and the right of the corporation, if any, to reissue any such shares after the same shall have been redeemed.
                           (c) The amount per share which the Preferred Stock of
                  any such series shall be entitled to receive in case of the voluntary liquidation, distribution or sale of assets, dissolution or winding up of the corporation, or in case of the involuntary liquidation, distribution or sale of assets, dissolution or winding up of the corporation.

                           (d) The right,  if any, of the  holders of  Preferred
                  Stock of any such series to convert the same into other classes of stock, and the terms and conditions of such conversion.
                           (e) The  voting  power,  if any,  of the  holders  of
                  Preferred Stock of any series, and the terms and conditions under which they may exercise such voting power.
                           (f) The terms of the sinking  fund or fund of similar
                  nature, if any, to be provided for the Preferred Stock of any such series.
                           The  description  of terms of the Preferred  Stock of
                  each series in respect of the foregoing particulars shall be fixed and determined by the Board of Directors by appropriate resolution at or prior to the time of the authorization of the issue of the original shares of each such series.

     2. In case the stated dividends and the amounts payable on liquidation, distribution or sale of assets, dissolution or winding up of the corporation are not paid in full, the stockholders of all series of the Preferred Stock shall share ratably in the payment of dividends, including accumulations, if any, in accordance with the same which would be payable on such shares if all dividends were declared and paid in full and in any distribution of assets other than by way of dividends, in accordance with the sums which would be payable on such distribution if all sums payable were discharged and paid in full.
                  3. The holders of the Preferred Stock shall be entitled to receive, when and as declared by the Board of Directors, out of funds legally available therefor, preferential dividends in cash at, but not exceeding the annual rate fixed for each particular series. The holders of the Preferred Stock shall not be entitled to receive any dividends thereon other than dividends referred to in this Subdivision 3.
                  4. So long as any of the Preferred Stock remains outstanding, in no event shall any dividend whatever, whether in cash or other property (other than shares of Common Stock), be paid or declared or any distribution be made on the Common Stock, nor shall any shares of the Common Stock be purchased, retired or otherwise acquired for a consideration by the corporation unless (a) the full dividends of the Preferred Stock for all past dividend periods from the respective date or then current quarter-yearly dividend period shall have been paid or declared and a sum set apart sufficient for the payment thereof, and
         (b) if at any time the corporation is obligated to retire shares of any series of the Preferred Stock pursuant to a sinking fund or a fund of a similar nature, all arrears, if any, in respect of the retirement of the Preferred Stock of all such series shall have been made good. Subject to the foregoing provisions and not otherwise, such dividends (payable in cash, stock or otherwise) as may be determined by the Board of Directors may be declared and paid on the Common Stock from time to time out of the remaining funds of the corporation legally available therefor, and the Preferred Stock shall not be entitled to participate in any such dividend, whether payable in cash, stock or otherwise.
                  5. In the event of any liquidation, distribution or sale of assets, dissolution or winding up of the corporation, whether voluntary or involuntary, before any distribution or payment shall be made to the holders of Common Stock, the holders of the Preferred Stock of each series shall be entitled to be paid in cash the applicable liquidation price per share fixed at the time of the original authorization of issuance of shares of such respective series, together with a sum, in the case of each share of the Preferred Stock, computed at the annual dividend on such share became cumulative to the date fixed for such distribution or payment date paid thereon. If such payment shall have been made in full to the holders of the Preferred Stock, the remaining assets and funds of the corporation shall be distributed among the holders of the Common Stock according to their respective shares.
6. Subject to the powers, preferences and rights and the qualifications, limitations and restrictions thereof, with respect to each class of capital stock of the corporation having any preference or priority over the Common Stock, the holders of the Common Stock shall have and possess all rights appertaining to capital stock of the corporation. Holders of Common Stock may not act by written consent without a meeting.

                                                                     APPENDIX A

                             MEDTOX SCIENTIFIC, INC.
                         ANNUAL MEETING OF STOCKHOLDERS
                               SEPTEMBER 11, 1998

           This Proxy is Solicited on Behalf of the Board of Directors


         The undersigned stockholder of MEDTOX Scientific, Inc. (the "Company") hereby appoints Harry G. McCoy and Richard J. Braun, and each or either one of them, the true and lawful attorneys, agents, and proxies of the undersigned with full power of substitution for and in the name of the undersigned, to vote all the shares of Common Stock of MEDTOX SCIENTIFIC, Inc. which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of the Company to be held at the Regal Minneapolis Hotel, located at 1313 Nicollet Mall, Minneapolis, Minnesota on or about Friday, September 11, 1998, at 2:00 P.M., Central Time, and at any and all adjournments thereof, with all the powers which the undersigned would possess if personally present, for the following purposes:



                 (Continued and to be signed on the other side)

Please mark your
votes as in this
example


For      Withheld                             FOR     AGAINST     ABSTAIN
(  )     (  )                                 ( )     (  )        (  )

Nominees: Harry G. McCoy, Samuel            2.  The adoption of an Amendment
          C. Powell, Richard J. Braun,      to the Certificate of Incorporation
          James W. Hansen                   as set forth in the Proxy Statement.
          and Miles E. Efron

1. Election of                              3.  Considering and acting upon any
    Directors                               other matters which may properly
                                            come before the meeting or any
                                            adjournment thereof.






For, except vote withheld from the following nominees:


[   ]  Please check box if you intend to attend the meeting in person.


     This Proxy will be voted for the choices specified. If no choice is specified with respect to the election of Directors, this Proxy will be voted FOR the election of the Directors listed. If no choice is specified for Proposal 2, this Proxy will be voted FOR Proposal 2.

The undersigned hereby acknowledges receipt of the Notice of Annual Meeting and Proxy Statement dated August __, 1998.

PLEASE MARK, SIGN, DATE AND MAIL  THIS PROXY IN THE ENVELOPE PROVIDED.

SIGNATURE(S)_________________________                        Dated:______, 1998

NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee, guardian, please give your full title as such.